EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 13th day of November, 1998 among Tel-Save Holdings, Inc., a Delaware corporation (the "Company"), Gabriel Battista ("Employee") and Daniel Borislow ("DB").

     WHEREAS, Company desires to employ Employee as Chairman of the Board and Chief Executive Officer of the Company and in certain other capacities, and Employee desires to be employed by Company;

     WHEREAS, DB, the holder of a substantial number of shares of common stock of Company (the "Common Stock"), desires that Employee enter into this agreement with Company and is willing to enter into certain arrangements to induce Employee to execute this Agreement; and

     WHEREAS, Company and Employee desire to enter into this Agreement that sets forth the terms and conditions of said employment.

     NOW THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

     1. EMPLOYMENT. Company agrees to employ Employee, and Employee accepts such employment and agrees to serve Company, on the terms and conditions set forth herein. Except as otherwise specifically provided herein, Employee's employment shall be subject to the employment policies and practices of Company in effect from time to time during the term of Employee's employment hereunder (including, without limitation, its practices as to tax reporting and withholding).

     2. TERM OF AGREEMENT. The term of Employee's employment hereunder shall commence on or prior to December 31, 1998 (the date when Employee commences employment hereunder, the "Commencement Date") and shall continue in effect for a period of three years thereafter, except as hereinafter provided (the "Term"). Notwithstanding the foregoing, Employee shall not assume the Positions (as defined in Section 3.1 hereof) until January 4, 1998. For purposes of this
Section 2, Employee shall be deemed to have commenced employment hereunder in accordance with his obligations under this Agreement if an Employment Presentment (as defined in Section 4.9 hereof) takes place.


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     3. POSITIONS AND DUTIES.

     3.1 OFFICER POSITIONS. Except as may otherwise be agreed upon between Company and Employee, Employee shall perform such duties and have such responsibilities as Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of Tel-Save, Inc., a Pennsylvania corporation which is a wholly-owned subsidiary of Company (the "Positions), or such other duties and responsibilities consistent with the foregoing duties and responsibilities as may be reasonably assigned or delegated to him from time to time by Company's Board of Directors (the "Board"), including, without limitation, but subject to the next sentence, service as an employee, officer or director of affiliates (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Act")) (hereinafter, "Affiliates") of Company, without additional compensation. Notwithstanding the foregoing, Employee shall not be obligated to assume any position with any entity other than Company unless Employee is provided with evidence reasonably satisfactory to Employee that Employee will be covered with respect to his services in such position by insurance and indemnification arrangements reasonably acceptable to Employee. References in this Agreement to Employee's employment with Company shall be deemed to refer to employment with Company and/or, as the case may be, an Affiliate, as the context requires. Employee shall perform his duties and responsibilities to the best of his abilities hereunder in a diligent manner. Employee shall devote substantially all of his working time and efforts to the business and affairs of Company; provided, however, that nothing in this Agreement shall preclude Employee from (a) engaging in charitable activities and community affairs, (b) managing his personal investments and affairs and (c) serving as a non-employee director (or similar position) of up to five (5) corporations or other entities, provided that such entities are not Competitors (as defined in Section 13 hereof).

     3.2 DIRECTOR POSITION. Company will use its best efforts to cause Employee to be elected to the Board as a Class I director of Company effective as of the Commencement Date.

     4. COMPENSATION AND RELATED MATTERS.

     4.1 BASE SALARY. During the Term, Company shall pay to Employee a base salary ("Base Salary") at the rate of five hundred thousand dollars ($500,000) per year, which Base Salary for the full Term shall be (a) paid to Employee on the Commencement Date and (b) subject to the other terms of this Agreement.

     4.2 PERFORMANCE BONUS. Employee shall be entitled to receive bonuses appropriate for his position based on periods not less frequent than annual and based on performance-based criteria consistent with previous practices relating to bonus compensation for senior executive officers of Company, which criteria shall be established as soon as practicable after the next meeting of the stockholders of Company in 1999 at which directors are to be elected (the "Next Election Meeting").


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     4.3 SALE OF COMPANY  BONUS.  In the event a Bonus  Transaction  (as defined below) occurs, Employee shall be entitled to receive from Company on the date of the closing of such Bonus Transaction (a) one million dollars ($1,000,000), if the price per share received by holders of the Common Stock, in cash and/or, as the case may be, securities or other property (the "Stockholder Consideration") in connection with the Bonus Transaction is equal to, or less than, twenty dollars ($20.00) per share (the "Per Share Price"), and (b) three million dollars ($3,000,000) if the Stockholder Consideration is in excess of the Per Share Price. For purposes of this Section 4.3, (a) the Per Share Price shall be deemed to be increased or decreased, as the case may be, in the event of any change in the outstanding Common Stock after the date hereof and prior to the closing of a Bonus Transaction by reason of any share split, share dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change (each a "Stock Change") in order to reflect the economic effect of such Stock Change on the holders of Common Stock, and (b)
"Bonus Transaction" shall mean (i) a merger or consolidation of the Company which results in an entity of which less than a majority of the voting interests are held by individuals and entities who were holders of the Common Stock at the time of commencement of such transaction, (ii) a sale of all or substantially all of the assets of Company or (iii) a transaction which results in the Common Stock no longer being required to be registered under the Securities Exchange Act of 1934, as amended.

     4.4  BENEFIT  PLANS  AND  ARRANGEMENTS.   Employee  shall  be  entitled  to
participate in and to receive benefits under Company's employee benefit plans and arrangements (including, but not limited to, bonus plans) as are made available to the Company's senior executive officers during the Term, which employee benefit plans and arrangements may be altered from time to time at the discretion of the Board (the "Benefits").

     4.5 PERQUISITES. During the Term, Employee shall be entitled to receive fringe benefits as are made available to Company's senior executive officers; provided, that Employee shall, in any event, (a) be provided, at the Company's expense, with the use of an automobile of his choice and full insurance coverage therefor, (b) so long as the Company shall own or lease a corporate aircraft, be provided the use thereof for travel on Company business (and for personal use upon reimbursement of the Company for the use thereof at the Company's cost) and
(c) otherwise be entitled to first class flight accommodations on commercial aircraft when traveling on Company business.

     4.6 EXPENSES. Company shall promptly reimburse Employee for all out-of-pocket expenses related to Company's business that are actually paid or incurred by him in the performance of his services under this Agreement and that are incurred, reported and documented in accordance with Company's policies.

     4.7 APARTMENT OF EMPLOYEE. During the Term, the Company shall provide Employee, at Company's expense, with a furnished rental residence apartment in the New Hope, Pennsylvania area which is reasonably acceptable to Employee.


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     4.8 STOCK OPTIONS.

     (a) GRANT OF OPTIONS. Effective on the date hereof, Employee shall be granted options to purchase 1,000,000 shares of Common Stock (the "First Option") and 650,000 shares of the Common Stock (the "Second Option") in accordance with the stock option agreements to be mutually agreed to, and executed by, Company and Employee prior to the Commencement Date, which stock option agreements shall contain terms no less favorable to Employee than those contained in the most favorable of the option agreements currently in effect between Company and its officers and employees, respectively (the "Option Agreements"). The First Option and the Second Option shall be referred to herein, collectively, as the "Options" and, individually, as an "Option." The First Option shall have an exercise price equal to $10.4375 per share, which is equal to the fair market value (as defined below) of the Common Stock on the date hereof. The Second Option shall have an exercise price equal to $7.00. The First Option expires on the tenth anniversary of the date hereof and shall vest and become exercisable, subject to accelerated vesting in the event of a Change in Control (defined as provided below) of Company in installments, as follows:
(i) options with respect to 333,333 shares of Common Stock shall vest and become exercisable on the first anniversary of the date hereof, (ii) options with respect to 333,333 shares of Common Stock shall vest and become exercisable on the second anniversary of the date hereof and (iii) options with respect to 333,334 shares of Common Stock shall vest and become exercisable on the third anniversary of the date hereof. In the event of a Change in Control of Company, all of the options issued under the First Option which are not then vested and exercisable shall immediately become vested and exercisable. The Second Option expires on the tenth anniversary of the date hereof and is vested and exercisable in full immediately as of the Commencement Date. The fair market value of Common Stock for purposes of this Agreement shall mean the last reported sale price of a share of the Common Stock on the Nasdaq National Market System preceding the date in question or if no sale took place on such day, such last reported sale price on the then next preceding date on which such sale took place. Notwithstanding the foregoing, the Options shall be forfeited by Employee if an Employment Presentment does not take place on or before December 31, 1998. For purposes of this Agreement, "Change in Control" shall have the meaning set forth in the Option Agreements.

     (b) REGISTRATION STATEMENT. Company agrees to file with the Securities and Exchange Commission and any applicable state securities regulatory authorities a Registration Statement on Form S-8 (or if unavailable, a registration statement on Form S-3) to register the shares issuable upon exercise of the Options under the Act and any applicable state securities or "Blue Sky" laws as soon as practicable after the date hereof. Notwithstanding the foregoing, Company shall be entitled to postpone for a reasonable period of time the filing or the effectiveness of such registration statement if the Board shall determine in good faith that such filing or effectiveness would be materially detrimental to the Company's business interests.


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



     4.9 SIGNING BONUS. In consideration of Employee's agreement to become employed by Company, Company shall pay Employee three million dollars ($3,000,000) (the "Signing Bonus") upon the execution of this Agreement. Except as provided in the immediately succeeding sentence, the Signing Bonus shall be immediately and fully vested in Employee as of the date hereof, and no portion of the Signing Bonus shall be subject to forfeiture by Employee for any reason, including but not limited to any breach of this Agreement by Employee. Notwithstanding the foregoing, Employee shall pay to the Company an amount equal to the Signing Bonus, less amounts deducted from the Signing Bonus by Company with respect to income tax withholding and other governmental requirements (the "Repayment") if Employee does not present himself at the offices of Company in New Hope, Pennsylvania (or such other location as Employee may be directed by the Board) prepared to commence performing his duties hereunder on or before December 31, 1998 (an "Employment Presentment"). Employee's obligation with respect to the Repayment shall be reflected in the promissory note attached hereto as Exhibit A.

     4.10 VACATION. During the term of this Agreement, Employee shall be entitled to numbers of vacation days and sick days consistent with the policy of Company with respect to such absences applicable to senior executive officers of Company.

     4.11 CERTAIN TRAVEL. Company shall reimburse Employee for all reasonable expenses incurred by Employee for travel between the Company's offices and the Washington, D.C. area on weekends, vacations or other times when Employee is entitled to be absent from Company.

     5. BOARD OF DIRECTORS MATTERS.

     5.1 DB RESIGNATION. It is understood and agreed that one of the conditions to Employee's entering into this Agreement is that DB agree to resign as the Chairman of the Board and Chief Executive Officer of the Company and resign from all other officer and director positions with Company and the Affiliates. Accordingly, DB shall resign from the foregoing offices as of the date Employee assumes the Positions. DB shall be entitled to remain as a director of Company after the date hereof.

     5.2 BOARD NOMINEES. Upon commencement of Employee's employment hereunder, Employee shall have the right to designate such numbers of persons as nominees for election as directors of Company by the stockholders of Company at the Next Election Meeting as together with Employee shall constitute a majority of the full Board and the number of directors constituting the full Board shall, if necessary, be increased so as to permit a majority thereof to have been nominated by Employee; provided, however, that a majority of the Board shall have concurrently nominated such persons so as to make each such designee of Employee a nominee of at least a majority of the directors as of the date hereof (such persons so nominated, the "Nominees"). All of the Nominees as shall consent to serve if elected shall be included as nominees for election in the proxy statement distributed with respect to the Next Election Meeting.


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     5.3 VOTING BY DB FOR BOARD.  DB shall  vote,  or cause to be voted,  at the
Next Election Meeting all of the shares of the Common Stock that DB is entitled to vote in favor of the election of the Nominees.

     6. TERMINATION. The Term of Employee's employment hereunder may be terminated under the following circumstances:

     6.1 DEATH. The Term of Employee's employment hereunder shall terminate upon his death.

     6.2 DISABILITY. If Employee becomes physically or mentally disabled during the term hereof so that he is unable to perform services required of him pursuant to this Agreement for an aggregate of six (6) months in any twelve (12) month period (a `Disability"), Company, at its option, may terminate Employee's employment hereunder.

     6.3 CAUSE. Upon written notice, Company may terminate Employee's employment hereunder for Cause (as defined below). For purposes of this Agreement, Company shall have "Cause" to terminate Employee's employment hereunder upon (a) a material breach by Employee of any material provision of this Agreement, (b) willful misconduct by Employee in connection with misappropriating any funds or property of Company, (c) attempting to obtain any personal profit from any transaction in which Employee has an interest that is adverse to the interests of Company without disclosure thereof to the Board or (d) Employee's gross neglect in the performance of the duties required to be performed by Employee under this Agreement.

     6.4 BY EMPLOYEE. Employee may terminate his employment hereunder:

     (a) Upon forty-five (45) days' prior written notice to Company, provided that, upon the giving of such notice by Employee, Company may establish an earlier date for such termination under this Section 6.4 (a).

     (b) For Good Reason (as defined below) immediately and with notice to Company. "Good Reason" for termination by Employee shall include, but is not limited to, the following:

          (i) Material breach of any provision of this Agreement by Company, which breach shall not have been cured by Company within fifteen (15) days of receipt of written notice of said material breach;

          (ii)   Failure  by  Company  to   maintain   Employee  in  a  position
     commensurate with that referred to in Section 3 of this Agreement; or

          (iii) The assignment to Employee of any duties inconsistent with Employee's position, authority, duties or responsibilities as contemplated by Section 3 hereof or any other action by Company that results in a diminution of such position, authority, duties or responsibilities.


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     6.5 WITHOUT CAUSE.  Company may otherwise  terminate the Term of Employee's employment at any time upon written notice to Employee.

     7. COMPENSATION IN THE EVENT OF TERMINATION. In the event that Employee's employment hereunder terminates prior to the end of the Term, Company shall make payments to Employee as set forth below:

     7.1 BY EMPLOYEE FOR GOOD REASON; BY COMPANY WITHOUT CAUSE. In the event that Employee's employment hereunder is terminated by Company without Cause or by Employee for Good Reason, then the Company shall (a) pay to Employee all amounts due to Employee pursuant to any bonus which was due to Employee as of the date of such termination, pursuant to the terms of such bonus (a "Due Bonus"), (b) continue to pay to Employee the Base Salary and Benefits to which Employee would be entitled hereunder in the manner provided for herein for the period of time ending on the earlier of the date when the Term would otherwise have expired in accordance with Section 2 hereof and the second anniversary of the date of such termination and (c) reimburse Employee for expenses that may have been incurred, but which have not been paid as of the date of termination, subject to the requirements of Section 4.6 hereof.

     7.2 BY COMPANY FOR CAUSE; BY EMPLOYEE WITHOUT GOOD REASON. In the event that Company shall terminate Employee's employment hereunder for Cause pursuant to Section 6.3 hereof or Employee shall terminate his employment hereunder without Good Reason, all compensation and Benefits, as specified in Section 4 of this Agreement, theretofore payable or provided to Employee shall cease to be payable or provided, except for any Due Bonus and any Benefits that may have been due and payable but which have not been paid as of the date of termination and reimbursement of expenses that may have been incurred, but which have not been paid as of the date of termination, subject to the requirements of Section
4.6 hereof. In addition and notwithstanding any other provision in this Agreement to the contrary, in the event that Company shall terminate Employee's employment hereunder for Cause pursuant to Section 6.3 hereof or Employee shall terminate his employment hereunder without Good Reason, Employee shall owe and pay to the Company the sum of money ("Employee Payment") determined pursuant to the following formula:

                  Employee Payment = (36-Y) x $1,500,000
                                    -------
                                           36

     where "Y" is the number of full months that Employee was employed by Company between the Commencement Date and the date of termination of Employee's employment for Cause pursuant to Section 6.3 or the date Employee shall terminate his employment hereunder without Good Reason, as the case may be.

     7.3 DEATH. In the event of Employee's death, Company shall not be obligated to pay Employee or his estate or beneficiaries any compensation except for (a) any Due


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Bonus or any  Benefits  that may have been  earned and are due and payable as of the date of death, but which have not been paid as of such date, (b) reimbursement of expenses that may have been incurred, but which have not been paid as of the date of death, subject to the requirements of Section 4.6 hereof, and (c) all outstanding stock options granted to Employee that are unvested
shall  immediately  vest  and  become   exercisable  and  Employee's  estate  or
beneficiaries, as the case may be, shall have the right to exercise any of such stock options during the period commencing on the date of death and ending on the second anniversary of the date of such termination or for the remainder of the period set forth in the option agreement applicable to the option in question (the "Exercise Period'), if less.

     7.4 DISABILITY. In the event of Employee's Disability, the Company shall not be obligated to pay Employee or his estate or beneficiaries any additional compensation except for: (a) any Due Bonus and Benefits for the period of time ending on the earlier of the date when the Term would otherwise expire in accordance with Section 2 hereof and the second anniversary of the date of such Disability, (b) reimbursement for expenses that may have been incurred but which have not been paid as of the date of Disability, subject to the requirements of
Section 4.6 hereof, and (c) Company will pay Employee, commencing on the day after the end of the Term (i) _______________ dollars ($_________) per year until Employee reaches the age of 65 or, at Company's option, (ii) a lump sum ________ thirty (30) days after the date of termination of employment as a result of Disability equal to the present value of the amount to be paid pursuant to Section 7.4(c)(i) above. Upon termination due to Disability, _____ of the outstanding stock options granted to Employee that are unvested shall immediately vest and become exercisable and Employee or his estate or beneficiaries, as the case may be, shall have the right to exercise any of such stock options during the period commencing on the date of Disability and ending on the second anniversary of the date of the Disability or for the remainder of Exercise Period, if less.

     7.5 NO  MITIGATION.  In the event of any  termination  of employment  under
Section 6 hereof, Employee shall be under no obligation to seek other employment; provided; however, that to the extent that Employee does obtain other employment subsequent to the termination of Employee's employment hereunder, the obligations of Company to pay Benefits under this Agreement from and after the date of commencement of such other employment shall terminate.

     8. INSURANCE. Company shall maintain in effect during the Term policies of directors and officers' liability, and similar insurance covering Employee in amounts and with coverage at least as favorable with respect to directors and executive officers of Company as in effect on the date hereof.

     9. INDEMNIFICATION. Prior to the Commencement Date, Company and Employee shall enter into an indemnification agreement in a form mutually acceptable to Company and Employee and containing terms no less favorable to Employee than those contained in any indemnification or similar agreement currently in effect between Company and any of its officers.


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     10. UNAUTHORIZED DISCLOSURE.  Employee shall not, without the prior written consent of Company, disclose or use in any way, either during Employee's employment with Company or thereafter, except as required in the course of such employment, any confidential business or technical information or trade secret acquired in the course of such employment, whether or not conceived of or prepared by him, which is related to any service or business of Company or any Affiliate; provided, however, that the foregoing shall not apply to (a) information that is not unique to the Company or that is generally known to the industry or the public other than as a result of Employee's breach of this covenant, (b) information known to Employee other than from information provided by Company or (c) information that Employee is required to disclose to, or by, any governmental or judicial authority; provided, however, if Employee should be required in the course of judicial or other governmental proceedings to disclose any information, Employee shall give Company prompt written notice thereof so that Company may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver by Company, Employee is compelled to disclose information to, or pursuant to the requirements of, a court or other governmental authority, Employee may disclose such information to such court or other governmental authority without liability to any other party hereto.

     11. TANGIBLE ITEMS. All files, records, documents, manuals, books, forms, reports, memoranda, studies, data, calculations, recordings and correspondence, in whatever form they may exist, and all copies, abstracts and summaries of the foregoing and all physical items related to the business of Company and its affiliates, other than merely personal items, whether of a public nature or not, and whether prepared by Employee or not, and which are received by Employee from, or on behalf of Company or an Affiliate in the course of his employment hereunder are and shall remain the exclusive property of Company and any such Affiliate and shall not be removed from premises of the Company or such Affiliate, as the case may be, except as required in the course of Employee's employment hereunder, without the prior written consent of the Board, and the same shall be promptly returned by Employee upon the termination of Employee's employment with Company or at any time prior thereto upon the request of the Board.

     12. INVENTIONS AND PATENTS. Employee agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information that relates to Company's actual or anticipated business, research and development or existing or future products or services and that are conceived, developed or made by or at the direction of Employee while Employee is employed by Company will be owned by Company.
Employee also agrees to promptly perform, at the expense of Company, all reasonable actions (whether before, during or after the Term) necessary to establish and confirm such ownership.

     13. CERTAIN RESTRICTIVE COVENANTS. During the Term, and for a period ending eighteen (18) months after the earlier of Employee's termination of employment


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hereunder and the end of the Term,  Employee agrees that he will not act, either directly or indirectly, as a partner, officer, director, substantial stockholder or employee of, or render advisory or other services for, or in connection with, or become interested in, or make any substantial financial investment in any firm, corporation, business entity or business enterprise that competes with the business of Company (each, a "Competitor"), except with the express written consent of the Board. Employee further agrees that in the event of the termination of his employment under Section 5 hereof, for a period of twelve
(12) months thereafter, he will not employ or offer to employ, actively interfere with the relationship of Company or an Affiliate with, any employee of Company or any employee of any Affiliate. Notwithstanding the foregoing, the terms of this Section 13 shall not apply if this Agreement is terminated by (a) Employee pursuant to Section 6.4(a) hereof after (i) any of the individuals designated as nominees to the Board by Employee pursuant to Section 5.2 hereof is not elected to the Board at the Next Election Meeting (including as a result of the failure of the Board to nominate such designees) or (ii) DB breaches his obligations hereunder and (b) Company pursuant to Section 6.5 hereof prior to the end of eighteen (18) months after the Commencement Date.

     14. EMPLOYEE REPRESENTATIONS. Employee hereby represents and warrants to Company that (a) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any employment, noncompetition or confidentiality contract or agreement; instrument; order, judgment or decree to which Employee is a party or by which he is bound and (b) upon the execution and delivery of this Agreement by Company, this Agreement shall be the valid and binding obligation of Employee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditor generally.

     15. COMPANY REPRESENTATIONS. Company represents and warrants (a) that it is duly authorized and empowered to enter into this Agreement, (b) the execution, delivery and performance of this Agreement by Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Company is a party or by which it is bound, and (c) upon the execution and delivery of this Agreement by Employee, this Agreement shall be the valid and binding obligation of Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditor generally.

     16. REMEDIES. Employee acknowledges that the restrictions and agreements contained in this Agreement are reasonable and necessary to protect the legitimate interests of Company, and that any violation of this Agreement will cause substantial and irreparable injury to Company that would not be quantifiable and for which no adequate remedy would exist at law and agrees that injunctive relief, in addition to all other remedies, shall be available therefor.

     17. EFFECT OF AGREEMENT ON OTHER BENEFITS. Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict Employee's participation in any other employee benefit plan or other plans or programs provided to officers, directors or employees of Company.

     18. RIGHTS OF EMPLOYEE'S ESTATE. If Employee dies prior to the payment of all amounts due and owing to him under the terms of this Agreement, such amounts shall be paid to such beneficiary or beneficiaries as Employee may have last designated in writing filed with the Secretary of Company or, if Employee has made no beneficiary designation, to Employee's estate. Such designated beneficiary or the executor of Employee's estate, as the case my be, may exercise all of Employee's rights hereunder. If any beneficiary designated by Employee shall predecease Employee, the designation of such beneficiary shall be deemed revoked, and any amounts which would have been payable to such beneficiary shall be paid to Employee's estate. If any designated beneficiary survives Employee, but dies before payment of all amounts due hereunder, such payments shall, unless Employee has designated otherwise, be made to such beneficiary's estate. In the event of Employee's death or judicial determination of his incompetence, reference in this Agreement to Employee shall be deemed where appropriate, to refer to his beneficiary, estate or other legal representative.

     19. RIGHTS OF DB. DB is a party to this agreement solely for the purposes set forth in Section 5 hereof and DB shall not be deemed to have any right to enforce any of the obligations of Employee hereunder.

     20. SEVERABILITY. It is the intent and understanding of the parties hereto that if, in any action before any court or other tribunal of competent jurisdiction legally empowered to enforce this Agreement, any term, restriction, covenant, or promise is held to be unenforceable as a result of being unreasonable or for any other reason, then such term, restriction, covenant, or promise shall not thereby be terminated, but, that it shall be deemed modified to the extent necessary to make it enforceable by such court or other tribunal and, if it cannot be so modified, that it shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, and this agreement shall be deemed to be in full force and effect as so modified and such modification or amendment in any event shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

     21. NOTICES. Any notices or demands given in connection herewith shall be in writing and deemed given when (a) personally delivered, (b) sent by facsimile transmission to a number provided in writing by the addressee and a confirmation of the transmission is received by the sender or (c) two (2) days after being deposited for delivery with a recognized overnight courier, such as Federal Express, and addressed or sent, as the case may be, to the address or facsimile number set forth below or to such other address or facsimile number as such party may in writing designate:

         If to Employee:   Gabriel Battista
                           12428 BaCall Lane
                           Potomac, MD  20854
                           Fax No.:  (301) 963-2062

         If to Company:    Tel-Save Holding, Inc.
                           6805 Route 202
                           New Hope, Pennsylvania 18938
                           Attn: President
                           Fax No.:  (215) 862-1515

Either party may change its address for notices by written notice to the other party in accordance with this Section 21.

     22. WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing executed by Employee, Company and DB. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     23.   GOVERNING  LAW.  The  validity,   interpretation,   construction  and
performance of this Agreement shall be governed by the laws of Pennsylvania relating to contracts made and to be performed entirely therein.

     24. HEADINGS. The headings in this Agreement are inserted for convenience only and shall have no significance in the interpretation of this Agreement.

     25.  SUCCESSORS.  Company  may not assign any of its rights or  obligations under this Agreement hereunder. Employee may assign his rights, but not his obligations, hereunder and all of Employee's rights hereunder shall inure to the benefit of his estate, personal representatives, designees or other legal representatives. All of the rights of Company hereunder shall inure to the benefit of, and be enforceable by the successors of Company. Any person, firm or corporation succeeding to the business of Company by merger, purchase, consolidation or otherwise shall be deemed to have assumed the obligations of Company hereunder; provided, however, that Company shall, notwithstanding such assumption by a successor, remain primarily liable and responsible for the fulfillment of its obligations under this Agreement.

     26.   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     27. CERTAIN WORDS. As used in this Agreement, the words "herein," "hereunder," "hereof" and similar words shall be deemed to refer to this Agreement in its entirety, and not to any particular provision of this Agreement unless the context clearly requires otherwise.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first written above.



Tel-Save Holdings, Inc.


By:
   ---------------------------------
   Daniel Borislow
   Chairman of the Board and Chief Executive Officer



---------------------------------
Gabriel Battista


---------------------------------
Daniel Borislow

                                    EXHIBIT A

                                 PROMISSORY NOTE

$1,962,259.20                                     Dated as of November 13, 1998


     FOR VALUE RECEIVED, the undersigned, GABRIEL BATTISTA ("Maker"), promises to pay to the order of TEL-SAVE HOLDINGS, INC., a Delaware corporation ("Payee"), at the address of the Holder located at 6805 Route 202, New Hope, Pennsylvania 18938, or at such other place as the Payee may designate in writing to the undersigned, in lawful money of the United States of America, and in immediately available funds, the principal sum of ONE MILLION NINE HUNDRED SIXTY TWO THOUSAND TWO HUNDRED FIFTY NINE DOLLARS and TWENTY CENTS ($1,962,259.20) within ten (10) days (the "Ten Day Period") after the occurrence of the Triggering Event (as such term is defined herein).

     This Note is delivered pursuant to Section 4.9 of that certain employment agreement of even date herewith among Maker, Payee and Daniel Borislow (the "Employment Agreement"). Capitalized terms used in this Note and not otherwise defined herein, shall have the same meaning as in the Employment Agreement.

     This Note shall be payable if, and only if, an Employment Presentation fails to occur on or before December 31, 1998 (the "Triggering Event").

     Interest shall accrue on any amount past due hereunder at a rate equal to five percent (5%) per annum, commencing thirty (30) days after the end of the Ten Day Period.

     This Note may not be assigned or transferred by Payee.

     The failure of the undersigned to pay the principal amount due hereunder within ten (10) business days from the Triggering Event shall result in this Note being deemed to be past due.

     All amendments to this Note must be in writing and signed by Payee.

     The undersigned hereby waives presentment, demand, notice of dishonor, protests and all other notices whatever.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF PENNSYLVANIA.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Promissory Note as of the date and year first written above.


                                                --------------------------------
                                                GABRIEL BATTISTA